                            CERTIFICATE OF CORRECTION
                               TO CORRECT AN ERROR
                                       IN
                             ARTICLES SUPPLEMENTARY
                                       OF
                           HARTFORD SERIES FUND, INC.

     Pursuant to the provisions of Section 1-207 of the Corporation and Associations Articles, Annotated Code of Maryland, the undersigned executes the following certificate of correction.

1. The name of the party to the document being corrected is Hartford Series Fund, Inc.

2. That an Articles Supplementary was filed with the Department of Assessments and Taxation of the State of Maryland on August 23, 2002 and that said document requires correction as permitted under the provisions of Section 1-207 of the Corporations and Associations Article of Annotated Code of Maryland.

3.   The error in said document to be corrected is as follows:

     SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article IV of the Corporation's charter and in accordance with Sections 2-208 and 2-208.1 of the Maryland General Corporation Law, the Board of Directors has duly authorized an increase in the Corporation's authorized shares of $0.001 par value common stock to thirty billion four hundred million shares, having an aggregate par value of $30,400,000, and to create twelve new series, and the reclassification of such shares as set forth below:

                   SERIES                         CLASS IA SHARES          CLASS IB SHARES
                   ------                         ---------------          ---------------
     Hartford Advisers HLS Fund                       800,000,000              200,000,000

     Hartford Bond HLS Fund                           800,000,000              200,000,000

     Hartford Capital Appreciation HLS Fund           800,000,000              200,000,000

     Hartford Dividend and Growth HLS Fund            800,000,000              200,000,000

     Hartford Focus HLS Fund                          600,000,000              200,000,000

     Hartford Focus Growth HLS Fund                   600,000,000              200,000,000

     Hartford Global Communications HLS Fund          600,000,000              200,000,000

     Hartford Global Financial Services HLS Fund      600,000,000              200,000,000

     Hartford Global Growth HLS Fund                  800,000,000              200,000,000

     Hartford Global Health HLS Fund                  600,000,000              200,000,000

     Hartford Global Leaders HLS Fund               3,000,000,000              200,000,000

     Hartford Global Technology HLS Fund              600,000,000              200,000,000

     Hartford Growth HLS Fund                         600,000,000              200,000,000

     Hartford Growth and Income HLS Fund            3,000,000,000              200,000,000

     Hartford High Yield HLS Fund                   2,600,000,000              200,000,000

     Hartford Index HLS Fund                          800,000,000              200,000,000

     Hartford International Capital
     Appreciation HLS Fund                            600,000,000              200,000,000

     Hartford International Opportunities
     HLS Fund                                         800,000,000              200,000,000

     Hartford International Small Company
     HLS Fund                                         600,000,000              200,000,000

     Hartford MidCap HLS Fund                         800,000,000              200,000,000

     Hartford MidCap Value HLS Fund                   800,000,000              400,000,000

     Hartford Money Market HLS Fund                   800,000,000              200,000,000

     Hartford Mortgage Securities HLS Fund            800,000,000              200,000,000

     Hartford Small Company HLS Fund                  800,000,000              200,000,000

     Hartford Stock HLS Fund                          800,000,000              200,000,000

     Hartford Value HLS Fund                          600,000,000              200,000,000

4.   The foregoing inaccuracy in the document is corrected to read as follows:

     SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article IV of the Corporation's charter and in accordance with Sections 2-208 and 2-208.1 of the Maryland General Corporation Law, the Board of Directors has duly authorized an increase in the Corporation's authorized shares of $0.001 par value common stock to sixty-four billion nine hundred million shares, having an aggregate par value of $64,900,000, and to create twelve new series, and the reclassification of such shares as set forth below:

                 SERIES                           CLASS IA SHARES          CLASS IB SHARES
                 ------                           ---------------          ---------------
     Hartford Advisers HLS Fund                     8,500,000,000            1,000,000,000

     Hartford Bond HLS Fund                         4,400,000,000              600,000,000

     Hartford Capital Appreciation HLS Fund         4,250,000,000              750,000,000

     Hartford Dividend and Growth HLS Fund          3,500,000,000              500,000,000

     Hartford Focus HLS Fund                          600,000,000              200,000,000

     Hartford Focus Growth HLS Fund                   600,000,000              200,000,000

     Hartford Global Advisers HLS Fund                800,000,000              200,000,000

     Hartford Global Communications HLS Fund          600,000,000              200,000,000

     Hartford Global Financial Services HLS Fund      600,000,000              200,000,000

     Hartford Global Health HLS Fund                  600,000,000              200,000,000

     Hartford Global Leaders HLS Fund               3,000,000,000              200,000,000

     Hartford Global Technology HLS Fund              600,000,000              200,000,000

     Hartford Growth HLS Fund                         600,000,000              200,000,000

     Hartford Growth and Income HLS Fund            3,000,000,000              200,000,000

     Hartford High Yield HLS Fund                   2,600,000,000              200,000,000

     Hartford Index HLS Fund                        3,500,000,000              500,000,000

     Hartford International Capital
     Appreciation HLS Fund                            600,000,000              200,000,000

     Hartford International Opportunities
     HLS Fund                                       1,875,000,000              625,000,000

     Hartford International Small Company
     HLS Fund                                         600,000,000              200,000,000

     Hartford MidCap HLS Fund                       1,800,000,000              600,000,000

     Hartford MidCap Value HLS Fund                   800,000,000              400,000,000

     Hartford Money Market HLS Fund                 6,000,000,000            1,000,000,000

     Hartford Mortgage Securities HLS Fund            900,000,000              300,000,000

     Hartford Small Company HLS Fund                1,125,000,000              375,000,000

     Hartford Stock HLS Fund                        2,400,000,000            1,000,000,000

     Hartford Value HLS Fund                          600,000,000              200,000,000

     IN WITNESS WHEREOF, Hartford Series Fund, Inc. has caused this Certificate of Correction to be duly executed by Kevin J. Carr, its Vice President, and attested to by Daniel E. Burton, its Assistant Secretary, this 9th day of September, 2002.

                                                      Hartford Series Fund, Inc.
Attest:

                                                By:   /s/ Kevin J. Carr
                                                      -------------------------
/s/ Daniel E. Burton                                  Vice President
-----------------------
Assistant Secretary

     I, Kevin J. Carr, Vice President of Hartford Series Fund, Inc., hereby acknowledge, in the name and on behalf of said corporation, the foregoing Certificate of Correction to be the corporate act of said corporation and I further certify that, to the best of my knowledge, information, and belief, these matters and facts are true in all material respects, under the penalties of perjury.

                                                      /s/ Kevin J. Carr
                                                      -------------------------
                                                      Kevin J. Carr